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                                                                    EXHIBIT 99.1


                         INVESTOR CONTACT:             MEDIA CONTACT:
                         Perot Systems Corporation     Perot Systems Corporation
                         John Lyon                     Mindy Brown
                         phone: (972) 577-6132         phone: (972) 577-6165
                         fax: (972) 577-6790           fax: (972) 577-4484
                         John.Lyon@ps.net              Mindy.Brown@ps.net

PEROTSYSTEMS(TM)
Perot Systems Corporation
2300 West Plano Parkway
Plano, TX 75075
972.577.0000
www.perotsystems.com

                   PEROT SYSTEMS ANNOUNCES SECOND QUARTER 2003
                                FINANCIAL RESULTS

Plano, TX - July 29, 2003 -- Perot Systems Corporation (NYSE: PER) today announced financial results for the second quarter of 2003. Revenue for the second quarter of 2003 was $361 million, an 8% year-to-year increase as compared to the second quarter of 2002 and a 7% sequential increase as compared to the first quarter of 2003. By line of business:

o IT Solutions, Perot Systems line of business that provides commercial outsourcing solutions customized to specific vertical markets, achieved second quarter 2003 revenue of $288 million, a decrease of 9% as compared to the second quarter of 2002, but essentially flat with the first quarter of 2003. Activities Perot Systems exited and its adoption of Emerging Issues Task Force Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"), accounted for approximately eight percentage points of the year-to-year decline for IT Solutions.

o Perot Systems Government Services, the company's Federal IT Services line of business, achieved second quarter 2003 revenue of $58 million, all of which comes from the acquisitions of ADI Technology Corporation during July of 2002 and Soza and Company, Ltd. during February of 2003.

o Perot Systems Consulting line of business, consisting of its project-based application development, systems integration and package implementation practices, achieved second quarter 2003 revenue of $14 million, an 8% decline as compared to the second quarter of 2002, but 6% growth as compared to the first quarter of 2003.


Earnings per share (diluted) for the second quarter of 2003 was $.05, and includes $16 million, or $.08 per share, of net expense associated with the


                                    Page 1
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Perot Systems 2Q 2003 Financial Results                              Page 2 OF 8


actions to strengthen earnings and cash flow that Perot Systems announced on July 17, 2003.

Ross Perot, Jr., president and CEO of Perot Systems, said, "Our team is using a challenging commercial IT services environment as a catalyst to strengthen and focus our company even more. For more than two years, we have worked to expand our business through new contract wins and acquisitions against a backdrop of an existing account base where clients are spending at a lower level. This has resulted in revenue expanding to all-time highs, but earnings not expanding at the same pace.


"While our overall results were mixed for the quarter, there are positive signs in these results as our consulting and government lines of business expanded sequentially, and our commercial outsourcing line of business was stable. We are currently implementing actions that will help to stabilize our earnings base and position our company to begin expanding earnings again. When we emerge from our current challenges, our company will be stronger, more efficient, and have a revenue base that comes from a broader range of technology, consulting and business process services."


TREND INFORMATION AND BUSINESS OUTLOOK


The information contained within this section and the accompanying footnotes to the financial statements are important to understanding current and future performance. Some of these statements involve projections of Perot Systems future financial performance and are based on current expectations. These statements are forward-looking, and actual results may differ materially. In formulating the company's projections, the company has considered recent and potential sales, acquisitions and current market conditions, with these factors being subject to risks and uncertainties, including those described within this press release.


On July 17, 2003, Perot Systems announced that it is implementing further actions to increase the efficiency of its operations, reducing investment to certain aspects of its business and exiting a previously disclosed under-performing contract. During the second quarter of 2003, Perot Systems recorded:

o $17.7 million of expense within Direct Cost of Services associated with exiting an under-performing contract

o $3.3 million of severance expense within Selling, General and Administrative expense associated with employee reductions, and

o A reduction of expense of $5.4 million within Selling, General and Administrative expense resulting from a revised estimate of liabilities associated with Perot Systems' prior year streamlining of operations.


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Perot Systems 2Q 2003 Financial Results                              Page 3 OF 8


For the third quarter of 2003, Perot Systems expects $10 million to $15 million of sequential revenue expansion related to new sales, but these new sales are not expected to have a commensurate contribution to earnings because of contract start-up costs and the structures of these contracts. Partially offsetting this revenue expansion will be approximately $5 million of previously disclosed sequential account contraction that has not yet materialized. Considering this information, as well as other factors, Perot Systems believes that revenue for the third quarter of 2003 will range from $360 million to $375 million. Earnings per share (diluted) for the third quarter of 2003 is expected to range from $.10 to $.13.


As discussed more fully in the accompanying notes to financial statements, Perot Systems will adopt Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), effective July 1, 2003. FIN 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. FIN 46 requires the company to consolidate the variable interest entity from which it leases land, buildings, improvements and equipment in Plano, Texas. Perot Systems has not yet determined whether to restate any previously issued financial statements in connection with the adoption of FIN 46. If Perot Systems elects not to restate previously issued financial statements and applies FIN 46 on a prospective basis, it would record a cumulative effect of a change in accounting principle of approximately $8.7 million ($5.3 million, net of the applicable income tax benefit), or approximately $.05 per share (diluted), in the third quarter of 2003, representing primarily the cumulative depreciation expense on the buildings, improvements and equipment through June 30, 2003.


CONFERENCE CALL


Perot Systems will hold a conference call to review second quarter 2003 results of operations on July 29, 2003 at 10:15 a.m. EDT. Parties interested in participating may join the conference call via the Internet at www.perotsystems.com.



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Perot Systems 2Q 2003 Financial Results                              Page 4 OF 8


PEROT SYSTEMS CORPORATION
INCOME STATEMENTS FOR THE THREE MONTHS ENDED JUNE 30
(MILLIONS OF USD, EXCEPT PER SHARE AMOUNTS)


                                                      Three Months Ended June 30
                                                2002            2003         % Change
                                            ------------    ------------   ------------

IT Solutions                                $      318.0    $      288.3             (9%)
Government Services                                   --            58.4            n/a
Consulting                                          14.9            13.7             (8%)
Other                                                0.6             0.4            (33%)
                                            ------------    ------------   ------------
  Total Revenue 1)                                 333.5           360.8              8%

Direct Cost of Services 2)                         250.0           307.2             23%
                                            ------------    ------------   ------------
   Gross Profit 3)                                  83.5            53.6            (36%)
Selling, General & Admin. 4)                        54.9            47.0            (14%)
                                            ------------    ------------   ------------
   Operating Profit                                 28.6             6.6            (77%)
Earnings From Unconsolidated Affiliate 5)            2.0             1.5            (25%)
Other Income/(Expense)                              (0.8)            0.2            n/a
Interest Income, net                                 1.0             0.6            (40%)
                                            ------------    ------------   ------------
   Pretax Income                                    30.8             8.9            (71%)
Income Tax Expense                                  10.6             3.5            (67%)
                                            ------------    ------------   ------------
   Net Income                               $       20.2    $        5.4            (73%)
                                            ============    ============   ============
Earnings Per Share (Diluted)                $        .17    $        .05            (71%)
Shares Outstanding (Diluted) 6)                    116.4           114.7             (1%)


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Perot Systems 2Q 2003 Financial Results                              Page 5 OF 8


PEROT SYSTEMS CORPORATION
BALANCE SHEET
(MILLIONS OF USD)

                                               As of          As of
                                            12/31/2002      6/30/2003      % Change
                                           ------------   ------------   ------------
Cash 7)                                    $      212.9   $      124.3            (42%)
Accounts Receivable, net                          162.4          211.8             30%
Prepaid Expenses and Other                         42.3           50.3             19%
                                           ------------   ------------   ------------
Total Current Assets                              417.6          386.4             (7%)
Property, Equip. & Software, net 8)                62.5           58.8             (6%)
Long-term Accrued Revenue                          74.5           32.6            (56%)
Goodwill                                          211.1          272.6             29%
Other Non-current Assets                           76.6          106.7             39%
                                           ------------   ------------   ------------
Total Assets                               $      842.3   $      857.1              2%
                                           ============   ============   ============

Current Liabilities                        $      155.5   $      167.8              8%
Long-term Liabilities 8)                           10.2            7.8            (24%)
Stockholders' Equity                              676.6          681.5              1%
                                           ------------   ------------   ------------
Total Liabilities & Stockholders' Equity   $      842.3   $      857.1              2%
                                           ============   ============   ============


FINANCIAL STATEMENT NOTES

1) For the second quarter of 2003, total revenue grew by 8% year-to-year. This growth is primarily attributable to Perot Systems Government Services, which was formed during the past year through the acquisitions of ADI Technology Corporation and Soza and Company, Ltd. All of the revenue from this line of business is attributable to these two acquisitions. Perot Systems IT Solutions line of business declined by $29.7 million year-to-year. This decline is primarily attributable to a $23.6 million year-to-year decline from existing commercial accounts and consulting activities, a $17.9 million decline from business activities the company is exiting, and a $6.7 million decline resulting from Perot Systems adoption of EITF 00-21, partially offset by $18.5 million of growth contributed from contracts signed during the past twelve months.


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Perot Systems 2Q 2003 Financial Results                              Page 6 OF 8


2) Direct Cost of Services for the three months ended June 30, 2002 includes $0.8 million of expense associated with exiting a business relationship during the quarter. Direct Cost of Services for the three months ended June 30, 2002 also includes a $3.0 million payment from a bankrupt client previously believed to be unrecoverable and written off in 2001. Direct Cost of Services for the three months ended June 30, 2003 includes $17.7 million of expense associated with exiting an under-performing contract.

3) Gross margin for the three months ended June 30, 2003 was 14.9% of total revenue, which is lower than the gross margin for the three months ended June 30, 2002 of 25.0% of total revenue. This reduction is primarily attributable to exiting two business relationships. During the three months ended June 30, 2002, Perot Systems exited a business relationship, resulting in the recognition of $7.3 million of revenue and expense of $0.8 million within Direct Cost of Services. During the three months ended June 30, 2003, Perot Systems recorded $17.7 million of expense within Direct Cost of Services related to exiting an under-performing contract. Also contributing to the year-to-year decline in gross margin was the adoption of EITF 00-21, as well as reductions in client spending.

4) Selling, General and Administrative expense for the three months ended June 30, 2002 includes $8.1 million of expense associated with severance and exiting certain business operations. Additionally, Selling, General and Administrative expense for the three months ended June 30, 2002 includes $3.5 million of expense associated with the company's response to investigations of the California energy crisis. Selling, General and Administrative expense for the three months ended June 30, 2003 includes $3.3 million of expense associated with employee reductions, and a reduction of expense of $5.4 million resulting from a revised estimate of liabilities associated with Perot Systems' prior year streamlining of operations.

5) Amounts represent earnings from Perot Systems' 50% ownership interest in HCL Perot Systems (HPS), its India-based offshore software solutions and services provider.

6) Perot Systems accounts for its employee and non-employee director stock option activity under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Had the company elected to adopt FAS 123, "Accounting for Stock-Based Compensation," the pro forma diluted earnings per common share for the three months ended June 30, 2002 and 2003 would be $.14 and $.01, respectively.

7) For the three months ended June 30, 2003, net cash decreased to $124.3 million at June 30, 2003 from $127.8 million at March 31, 2003, a decrease of $3.5 million. Net Cash Provided by (Used in) Operating, Investing, and Financing activities were $0.0 million, ($8.1 million), and $2.5 million, respectively, for the three months ended June 30, 2003. Depreciation and Amortization and Capital Expenditures for the three months ended June 30, 2003 were $9.5 million and $5.3 million, respectively.

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Perot Systems 2Q 2003 Financial Results                              Page 7 OF 8


8) Effective July 1, 2003, Perot Systems will adopt FIN 46, an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," which changes the criteria for consolidation by business enterprises of variable interest entities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and apply in the first fiscal period beginning after June 15, 2003, for variable interest entities created prior to February 1, 2003. FIN 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. Perot Systems has an operating lease contract with a variable interest entity (also called a special purpose entity) for the use of land and its headquarters office buildings in Plano, Texas, including a data center facility. Perot Systems currently does not consolidate this entity, but it will be required to consolidate this entity beginning in the third quarter of 2003. Upon consolidation of this entity, Perot Systems will increase its assets and long-term debt by approximately $66 million and $75 million, respectively, and begin recording additional depreciation expense of approximately $3.2 million per year. The assets will be recorded as land, buildings, improvements and equipment. Perot Systems has not yet determined whether to restate any previously issued financial statements in connection with the adoption of FIN 46. If Perot Systems elects to apply FIN 46 on a prospective basis, it would record a cumulative effect of a change in accounting principle of approximately $8.7 million ($5.3 million, net of the applicable income tax benefit) in the third quarter of 2003, representing primarily the cumulative depreciation expense on the buildings, improvements and equipment through June 30, 2003.

ABOUT PEROT SYSTEMS

Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations and create new levels of customer value. Headquartered in Plano, Texas, Perot Systems reported 2002 revenue of $1.3 billion. The company has more than 10,000 associates located in North America, Europe, and Asia. Additional information on Perot Systems is available at http://www.perotsystems.com.

This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "forecasts," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating all forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as: risks associated with negotiating and


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Perot Systems 2Q 2003 Financial Results                              Page 8 OF 8


exiting contractual relationships; risks associated with the Company's expectation that the actions discussed in this press release will provide a stable base of earnings; risks associated with expanding earnings from new sales; as well as other risks, including the loss of major clients; deterioration of project and consulting-based revenue and profit; the Company's ability to achieve future sales; changes in its UBS relationship and variability of revenue and expense associated with its largest customer, as well as other clients; risks associated with the portion of client revenue and profits representing spending above contractual minimums, which could be deemed as discretionary by clients and result in lower revenue and earnings for the Company with limited notice; the current and future performance of client contracts; risks associated with non-recoverable cost overruns on software development contracts; growing start-up businesses; the highly competitive market in which the Company operates; the variability of quarterly operating results; the reliance on estimates that involve successful completion of future actions; guaranteed purchase agreements; changes in technology; changes to accounting methods; risks associated with developing software for client use and for resale purposes; risks associated with acquisitions and divestitures, and risks related to international operations. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the U.S. Securities and Exchange Commission and available at www.sec.gov, for additional information regarding risk factors. The Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.


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